Exhibit 99.1

HeartSciences Reports Fiscal First Quarter 2027 Financial Results and Provides Business Update

Proposed business combination with Fortitude, a vertically-integrated digital asset mining platform anchored in Zcash, continues to progress, with closing expected in Q4 calendar 2026

Commercial effort concentrated on the MyoVista Insights™ platform, with first US commercial agreements signed and selection as the AI-ECG delivery platform for a major European reference center

Southlake, TX, September 15, 2026 (GLOBE NEWSWIRE) -- HeartSciences Inc. (Nasdaq: HSCS; HSCSW) (“HeartSciences” or the “Company”), a healthcare information technology (“HIT”) company focused on advancing electrocardiography (“ECG” or “EKG”) through the integration of artificial intelligence (“AI”), today reported financial results for its fiscal first quarter ended July 31, 2026 (“FQ1 2027”) and provided a business update.

Proposed Transaction with Fortitude

The proposed business combination with Fortitude Mining Holdings, Inc. (“Fortitude”), announced in June 2026 (the “Proposed Transaction”), continues to progress. The Company expects to close the Proposed Transaction in Q4 calendar 2026, subject to customary closing conditions, including approval by HeartSciences’ shareholders.

Fortitude is a meaningful part of the Zcash ecosystem and, in our view, Zcash has been among the best-performing large capitalization digital assets over the past year and is attracting growing institutional interest.

Since announcement of the Proposed Transaction, Fortitude has reported a number of developments, including:

●	Execution of a purchase agreement for 9,000 Z15 Pro miners, representing approximately 7.5 Gsol/s of Zcash mining capacity;

●	Energization of its 12 MW facility in Grand Island, Nebraska; and

●	Acquisition of a 12.5 MW facility in Prosser, Nebraska.

In August 2026, Fortitude subscribed for approximately $1.0 million of shares of HeartSciences’ common stock. The exchange ratio under the merger agreement between Fortitude and the Company was not adjusted as a result, and no additional shares will be issued to Fortitude at closing in respect of the amount invested.

MyoVista Insights

HeartSciences has continued to concentrate its commercial effort on MyoVista Insights, a device-agnostic ECG management and AI orchestration platform that works with the ECG hardware hospitals already own. Progress in the period and since includes:

●	First US commercial agreements signed following full launch;

●	Availability of the first third-party FDA-cleared AI-ECG algorithm through the AI-ECG algorithm marketplace, with the platform now at version 1.4 following further upgrades since launch;

●	Selection of MyoVista Insights as the ECG management and AI-ECG delivery platform for a clinical program at a major European reference center, which is anticipated to extend into a larger multicenter project;

●	Launch of a new corporate website built around MyoVista Insights, giving the healthcare industry and its wider stakeholders a much clearer account of the platform’s purpose, functionality, interoperability and benefits, and of how the AI-ECG marketplace is designed to deliver algorithms directly into clinical workflows; and

●	Continued expansion of the patent portfolio, including the grant of a European patent for ECG-based assessment of diastolic function, taking the portfolio to more than 45 granted patents.

The Company’s resources continue to be directed primarily to MyoVista Insights. Feedback from clinicians and health systems has been consistently positive, and our priorities are growing revenue, building relationships with key reference centers, and expanding the number of algorithms available through the AI-ECG marketplace.

The FDA 510(k) submission for the MyoVista wavECG device remains under FDA review. However, as previously set out, that submission does not include the AI algorithm necessary for commercialization, which would require significant additional research and development, regulatory and commercialization expenditure over an uncertain timeline and is onerous relative to the software platform. It is also apparent that the emergence of cloud-based AI-ECG algorithms reduces the commercial rationale for a proprietary device with embedded algorithms. These considerations apply irrespective of the outcome of the pending 510(k) review and a probable timeline to commercialization cannot currently be established. Accordingly, the Company has recorded a reserve of $0.3 million against the remaining carrying value of the related inventory and does not currently intend to commit significant additional resources to commercialization of the device.

Management Commentary

“This has been a period of significant change for the Company. The proposed combination with Fortitude is expected to give our shareholders exposure to a business that is a meaningful participant in the Zcash ecosystem. In our view, it represents a significant opportunity for shareholders and the transaction continues to move toward closing,” said Andrew Simpson, CEO of HeartSciences.

Mr. Simpson continued, “We believe MyoVista Insights™ offers a best-in-class, cloud-native, vendor- and device-agnostic ECG management platform designed to modernize ECG workflows and enable scalable deployment of AI-ECG capabilities across healthcare systems. The response from the clinicians using it has been excellent. We have signed our first commercial agreements in the United States, we have been selected as the delivery platform for a clinical program at a leading European reference center, and the AI-ECG marketplace is attracting developers that recognize it as a route to deliver their models directly into clinical workflows at scale. We expect significant commercial progress in the year ahead and our efforts are focused on execution and delivery.”

Fiscal First Quarter 2027 Financial Results

HeartSciences reported no meaningful revenue for FQ1 2027. The loss from operations was $2.9 million (FQ1 2026: $1.9 million), which included an increase of approximately $0.5 million in legal and professional costs associated with the Proposed Transaction, approximately $0.5 million of non-cash share-based compensation arising on the vesting of equity awards following the passing of Mark Hilz, and the $0.3 million inventory reserve referred to above. The net loss for FQ1 2027 was $3.2 million (FQ1 2026: $2.1 million).

As of July 31, 2026, the Company had a shareholders’ deficit of $2.0 million. Since the period end, the Company raised gross proceeds of approximately $1.0 million from a sale of its common stock to Fortitude, raised net proceeds of approximately $1.2 million for sales made pursuant to the Company’s at-the-market facility, and exchanged $200,000 of principal under an existing promissory note for shares of its common stock. The exchange ratio under the merger agreement between Fortitude and the Company was not adjusted as a result of any of these issuances.

Complete financial results are included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2026, which was filed with the U.S. Securities and Exchange Commission on September 14, 2026 and is available on the Company’s website at www.heartsciences.com.

About HeartSciences

HeartSciences is a healthcare information technology company advancing the use of ECG/EKGs through the integration of artificial intelligence. HeartSciences’ MyoVista Insights™ Platform is a cloud-native, vendor- and device-agnostic ECG management system designed to modernize ECG workflows and improve clinical efficiency and decision-making. The platform’s AI-ECG marketplace is designed to deliver AI-ECG algorithms into clinical workflows across a health system’s existing ECG equipment.

For more information, please visit www.heartsciences.com and follow HeartSciences on X @HeartSciences.

About Fortitude

Fortitude, currently wholly-owned by DCG, is an institutional-scale, vertically integrated venture mining platform operating across the Proof-of-Work ecosystem and anchored in Zcash. Fortitude pairs self-mining operations with an owned data center footprint, a diversified power portfolio backed by competitive long-term contracts, and disciplined capital allocation to identify and scale high-conviction opportunities in emerging Proof-of-Work ecosystems, beginning with its leadership position in the Zcash network. Fortitude is led by an experienced team of operators, capital markets professionals, and digital asset specialists with a track record of identifying and scaling high-conviction opportunities and building privacy-preserving digital asset infrastructure.

For more information, visit www.fortitudemining.com and follow Fortitude on X at @FortitudeCrypto

Cautionary Note Regarding Forward-Looking Information

This press release may contain forward-looking statements concerning HeartSciences, Fortitude and the Proposed Transaction and other matters. These forward-looking statements generally can be identified by the use of words such as “aim,” “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “potential,” “target,” “objective,” “intend,” and other words of similar meaning, but the absence of these words does not mean that a statement is not forward-looking. All statements HeartSciences and/or Fortitude make in communications that do not relate to matters of historical fact should be considered forward-looking statements.

These forward-looking statements are based on management’s current expectations and assumptions as of the date of such communication and are subject to a number of known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such statements, which may include, without limitation, the following: the risk that the Proposed Transaction may not be completed on the anticipated timeline or at all; the failure to satisfy the conditions to the closing of the Proposed Transaction, including obtaining the requisite approval of HeartSciences’ shareholders; market, macroeconomic, or other conditions that could adversely affect either HeartSciences or Fortitude, or the combined company; risks related to the integration of the two companies and the management of a newly public company; risks relating to Fortitude’s operations and business, including the highly volatile nature of the price of Zcash and other cryptocurrencies; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally; risks relating to the commercialization of MyoVista Insights, including the rate of adoption by healthcare providers and the conversion of agreements into revenue; and risks relating to the MyoVista wavECG device, including the timing and outcome of the pending FDA 510(k) submission and the recoverability of the related inventory. Additional factors that may cause actual results to differ materially from those expressed or implied by the forward-looking statements in this press release are discussed in HeartSciences’ preliminary proxy statement on Schedule 14A, filed with the SEC on July 27, 2026 in connection with the Proposed Transaction, HeartSciences’ Annual Report on Form 10-K, filed with the SEC on July 23, 2026, HeartSciences’ Quarterly Report on Form 10-Q filed with the SEC on September 14, 2026, and its other reports filed with the SEC from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements. Each of HeartSciences and Fortitude expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law. All forward-looking statements are made as of the date of this press release.

Additional Information About the Proposed Transaction and Where to Find It

This press release may be deemed solicitation material in respect of the Proposed Transaction. In connection with the Proposed Transaction, HeartSciences filed a preliminary proxy statement on Schedule 14A with the SEC on July 27, 2026 and may file additional relevant materials with the SEC. Following the filing of a definitive proxy statement with the SEC, HeartSciences will mail the definitive proxy statement and a proxy card to each shareholder entitled to vote at the special meeting relating to the Proposed Transaction. INVESTORS AND SHAREHOLDERS OF HEARTSCIENCES ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT HEARTSCIENCES HAS FILED OR MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT HEARTSCIENCES AND THE PROPOSED TRANSACTION. COMMUNICATIONS THAT DO NOT CONTAIN ALL THE INFORMATION THAT SHOULD BE CONSIDERED CONCERNING THE PROPOSED TRANSACTION AND RELATED MATTERS ARE NOT INTENDED TO PROVIDE THE BASIS FOR ANY INVESTMENT DECISION OR ANY OTHER DECISION IN RESPECT OF SUCH MATTERS. The preliminary proxy statement, the definitive proxy statement and other relevant materials in connection with the Proposed Transaction (when they become available), and any other documents filed by HeartSciences with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders may obtain free copies of the documents filed with the SEC by sending a request to the HeartSciences Investor Relations Department at investorrelations@heartsciences.com.

Participants in the Solicitation

HeartSciences and Fortitude, their respective directors and executive officers, and certain executive officers of Digital Currency Group, Inc., the parent company of Fortitude, may be deemed to be participants in the solicitation of proxies from HeartSciences’ shareholders with respect to the Proposed Transaction. Information regarding the identity of the potential participants, and their direct or indirect interests in the Proposed Transaction, by security holdings or otherwise, is set forth in the preliminary proxy statement and other materials filed or that may be filed with the SEC in connection with the Proposed Transaction.

No Offer or Solicitation

Any information contained herein is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the Proposed Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. The Proposed Transaction will be implemented solely pursuant to the terms and conditions of the merger agreement, which contain the full terms and conditions of the Proposed Transaction.

Investor Relations and Media Contacts:

HeartSciences

Integrous Communications

Mark Komonoski

Phone: 877-255-8483

Email: mkomonoski@integcom.us

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